UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 30, 2006

QUEST OIL CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-26619	98-0207745
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92008
(Address of principal executive offices)

(760) 804-8844
(Registrant’s Telephone Number)

_____________________________________________________________________________________
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

ྑ  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

ྑ  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

ྑ  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

ྑ  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 - Registrant’s Business and Operations

Item 1.01  Entry into a Material Definitive Agreement.

On June 19, 2006, we entered into an agreement with Martin & Brusset Associates to prepare our Reserve and Economics Reports relating to our Canadian properties.

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01  Changes in Registrant’s Certifying Accountant.

On June 30, 2006, we formally retained the firm of Malone & Bailey, PC to audit our financial statements for the year ended March 31, 2006. At no time prior to our retention of Malone & Bailey, PC, did we, or anyone on our behalf, consult with Malone & Bailey, PC regarding the application of accounting principles to a specific completed or contemplated transaction, or the type of audit opinion that might be rendered on our financial statements.

The reports of our prior certifying accountant, MacKay, LLP, on our financial statements as of and for the years ended March 31, 2005 and 2004 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles. In connection with the audits of our most recent two years ended March 31, 2005 and 2004 and the subsequent interim periods, there were no disagreements between MacKay, LLP and us on any matter of accounting principles or practices, financial statement disclosure, or auditing scope and procedures, that, if not resolved to the satisfaction of MacKay, LLP would have caused MacKay, LLP to make reference to the subject matter of the disagreement in connection with its reports on our financial statements for such years.

         We have provided a copy of this Report on Form 8-K to MacKay, LLP and requested that it provide us with a letter addressed to the SEC stating whether it agrees with the statements made by us in response to this item. A copy of that letter, dated June 30, 2006 is attached hereto as Exhibit 16.1.

Section 8 - Other Events

    Item 8.01  Other Events.

    We have changed the address and phone numbers of our corporate office as follows:

Quest Oil Corporation
2038 Corte Del Nogal, Suite 110
Carlsbad, CA 92008
Phone: (760) 804-8844
Fax: (760) 804-8845

Section 9 - Financial Statements and Exhibits

    Item 9.01  Financial Statements and Exhibits.

    (c)  Exhibits.

Number	Description

16.1	Letter from MacKay, LLP

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

QUEST OIL CORPORATION
/s/	Joseph F. Wallen ______________
By:	Joseph F. Wallen
Its:	Chief Financial Officer